UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

Cyber Enviro-Tech, Inc.

Exact name of Registrant as Specified in its Charter

Wyoming	333-267560	86-3601702
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

6991 E. Camelback Road, Suite D-300

Scottsdale, Arizona 85251

Address of Principal Executive Offices, Including Zip Code

307-200-2803

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CETI	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 10, 2025, the Board of Directors of Cyber Enviro-Tech, Inc. (the “Company”) appointed Mr. Dan Leboffe and Ms. Brook Brost to serve as members of the Company’s Board of Directors, effective immediately.

Mr. Dan Leboffe has served as the Chief Financial Officer of the Company since February 2022 and prior to that was a consultant to the Company in finance, business strategy and accounting. His varied business background adds financial acumen and oversight expertise to the Board.

Ms. Brook Brost has served as the Office Manager for Cyber Enviro-Tech, Inc. since its inception in 2020. She has played a key role in the Company’s day-to-day operations, contributing to administrative structure, corporate coordination, and team efficiency. Her long-standing involvement with the Company brings valued continuity and organizational perspective to the Board.

There are no arrangements or understandings between either Mr. Leboffe or Ms. Brost and any other person pursuant to which they were selected as directors. Ms. Brost is the daughter-in-law of Mr. Southworth. Mr. Leboffe does not have any family relationship with any director or executive officer of the Company, and neither director has been involved in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER ENVIRO-TECH, INC.

	By:	/s/ Kim D. Southworth
Date: June 12, 2025	Name:	Kim D. Southworth, Chief Executive Officer